EXHIBIT 3.1

                     RESTATED ARTICLES OF INCORPORATION

                                      OF

                                 HASBRO, INC.


     Pursuant to the provisions of Section 7-1.1-59 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

     FIRST:  The name of the corporation is HASBRO, INC.

     SECOND:  The period of its duration is perpetual.

     THIRD: The purposes or purposes which the corporation is authorized to pursue are:

     manufacturing, processing, buying, selling, photographing, printing and/or otherwise dealing in all kinds of toys, novelties, school supplies, games, plastics, pens, pencils, erasers and other articles of a similar nature; manufacturing, processing, buying, selling, photographing, printing and otherwise dealing in other articles of personal property bearing the names, pictures, likenesses and/or reproduction of any toys, novelties, school supplies, games, plastics, pens, pencils, erasers and other articles of a similar nature; to apply for, obtain, register, purchase, lease, or otherwise to acquire and hold, own, use, develop, operate and introduce, and to sell, assign, grant and/or receive licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trademarks, trade names, patents, labels, patent rights or letters patent of the United States, or of any other country or government, inventions, improvements and processes, whether used in connection or secured under letters patent or otherwise; and generally to engage in any other lawful business, except as hereinafter and/or by law prohibited; and generally to do any and all acts necessary, incident or related to any of the foregoing specific purposes.

     In addition to the foregoing, said corporation shall have the following power and authority, viz:-- (See Sec. 7-2-10 of the General Laws).

       To do any lawful act which is necessary or proper to accomplish the purposes of its incorporation. Without limiting or enlarging the effect of this general grant of authority, it is hereby specifically provided that every corporation shall have power:

       (a) to have perpetual succession in its corporate name, unless a period for its duration is limited in its articles of association or charter;

       (b)  to sue and be sued in its corporate name;

       (c)  to have and use a common seal, and alter the same at pleasure;

       (d) to elect such officers and appoint such agents as its business requires, and to fix their compensation and define their duties;

       (e) to make by-laws not inconsistent with the Constitution or laws of the United States or of this state, or with the corporation's charter, or articles of association, determining the time and place of holding and the manner of calling and of conducting meetings of its stockholders and directors, the manner of electing its officers and directors, the mode of voting by proxy, the number, qualifications, powers, duties and term of office of its officers and directors, the number of directors and of shares of stock necessary to constitute a quorum, which number may be less than a majority, and the method of making demand for payment of subscriptions to its capital stock and providing for an executive committee to be elected from and by the board of directors and defining its powers and duties, and containing any other provisions, whether of the same or of a different nature, for the management of the corporation's property and the regulation and government of its affairs;

       (f)  to make contracts, incur liabilities and borrow money;

       (g) to acquire, hold, sell and transfer shares of its own capital stock; provided, that no corporation shall use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation;

       (h) to acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of any bonds, securities or evidences of indebtedness created by, or the shares of the capital stock of any other corporation or corporations of this state or of any other state, country, nation or government, and while owner of said stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon;

       (i) to guarantee any bonds, securities or evidences of indebtedness created by or dividends on or a certain amount per share in liquidation of the capital stock of any other corporation or corporations created by this state or by any other state, country, nation or government;

       (j) to acquire, hold, use, manage, convey, lease, mortgage, pledge or otherwise dispose of within or without this state any other property, real or personal, which its purposes shall require;

       (k) to conduct business and have offices in this state and elsewhere; provided, however, that nothing in this section contained shall authorize any corporation to carry on the business of a bank, savings bank or trust company."

     FOURTH: The total amount of authorized capital stock of the Corporation, with par value, shall be One Hundred Sixty-Two Million Five Hundred Thousand Dollars ($162,500,000), as follows, viz:

       Common Stock in the amount of One Hundred Fifty Million Dollars ($150,000,000), to be divided into Three Hundred Million (300,000,000) shares of the par value of Fifty Cents ($.50) each;

       Preference Stock in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000), to be divided into Five Million (5,000,000) shares of the par value of Two and 50/100 Dollars ($2.50) each.

     FIFTH: A description of the terms, conditions, rights, privileges and other provisions regarding the Preference Stock is as follows, viz:

     The Board of Directors of the corporation is authorized to issue the Preference Stock of the Corporation from time to time in one or more series, each series to have such dividend rates, convertibility features, redemption rates and prices, liquidation preferences, voting rights and other rights, limitations and qualifications as the Board of Directors may determine, including but not limited to the following:

         (a)  the serial designation of each series;

         (b) the rate or rates of preferential, non-participating dividends, if any, payable either in cash or in property, or in the shares of the same series or another series of Preference Stock, or in shares of the Common Stock or in any combination thereof;

         (c) the dates of payment of dividends and whether dividends shall be cumulative and if cumulative the dates from which dividends shall be cumulative;

         (d) the price or prices and the time at which the same may be redeemed, which shall be not less than the par value thereof, plus dividend arrearages, if any;

         (e)  the notice of redemption required;

         (f) the amount and terms of a sinking fund, if any, for the redemption thereof, provided such sinking fund is payable only out of funds legally available therefor;

         (g) the terms, conditions, rights, privileges and other provision, if any, respecting the conversion of any or all series of Preference Stock into either Preference Stock of the same series or another series of Preference Stock, or into Common Stock or into any other class of capital stock which the corporation may then be authorized to issue, or into any combination thereof;

         (h) the preferential amount or amounts which shall be paid to the holders thereof in the event of liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, which shall be not less than the par value plus dividend arrearages, if any;

         (i) the voting powers, if any, rights to participate in meetings of stockholders, or rights to have notice of meetings of stockholders; and

         (j) such other designations, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions thereof, as are permitted by the provisions of Section 7-3-1 of the General Laws of Rhode Island, and all amendments thereof and additions thereto.

     Each series of the Preference Stock shall have such preferences as to dividends and assets and amounts distributable on liquidation, dissolution or winding up as shall be declared by the resolution or resolutions of the Board of Directors establishing such series; provided that all Preference Stock shall be preferred over all Common Stock as to dividends. All shares of any one series shall rank equally.

     The shares of any series of Preference Stock which have been issued and redeemed, will have the status of authorized and unissued shares and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or as shares of any other series, all subject to the conditions and restrictions of any series of Preference Stock.

     Subject to the limitations prescribed in this Article Fifth and any further limitations in accordance herewith, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation out of the assets of the corporation which are by law available therefor, dividends payable either in cash, or in property, or in shares of any series of Preference Stock, or in Common Stock, or in any combination thereof. No dividends, however, other than dividends payable in shares of Common Stock shall be paid on Common Stock if dividends in full on all outstanding shares of Preference Stock to which the holders thereof are entitled shall not have been paid or declared and set apart for payment. Each issued and outstanding share of Common Stock shall entitle the holder thereof to full voting power.

     The board of directors may authorize the issuance of additional shares of Common Stock and/or Preference Stock, not exceeding the number of shares authorized, or in the event of the issuance of additional shares as aforesaid, the stockholders shall not have any preemptive right to subscribe for any new stock to be issued by the corporation, in proportion to and/or by virtue of their respective holdings of stock at the time of such issue.

                                     -----

     Hasbro, Inc., a corporation organized and existing under the Business Corporation Act of the State of Rhode Island (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 7.1.1-15 of the Rhode Island Business Corporation Act at a meeting duly called and held on June 4, 1989:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of Preference Stock, par value $2.50 per share. The designation, number of shares, rights, preferences, and limitations is as follows:

     Series B Junior Participating Preference Stock:

       Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preference Stock" (the "Series B Preference Stock") and the number of shares constituting the Series B Preference Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preference Stock.

         Section 2. Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar stock) ranking prior and superior to the Series B Preference Stock with respect to dividends, the holders of shares of Series B Preference Stock, in preference to the holders of Common Stock, par value $.50 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series B Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series B Preference Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preference Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preference Stock or any similar stock, or by law, the holders of shares of Series B Preference Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preference Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preference Stock;

           (ii) declare or pay dividends or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preference Stock, except dividends paid ratably on the Series B Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preference Stock; or

           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preference Stock, or any shares of stock ranking on a parity with the Series B Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series B Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preference Stock unless, prior thereto, the holders of shares of Series B Preference Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preference Stock, except distributions made ratably on the Series B Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preference Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series B Preference Stock shall not be redeemable.

         Section 9. Rank. The Series B Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to the Corporation's 8% Convertible Preference Stock, par value $2.50 per share, and to all series of any other class of the Corporation's Preference Stock.

         Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preference Stock, voting together as a single class.

     SIXTH: The principal office of said corporation shall be located in Pawtucket, Rhode Island.

     SEVENTH: The corporation may contract for any lawful purpose with one or more of its directors or with any corporation having with it a common director or directors, if the contract is entered into in good faith, if it is approved or ratified by vote of the holders of a majority in interest of its stock or by a majority vote at any meeting of its board of directors excluding any vote by the contracting or common director or directors and if the contracting or common director or directors shall not be necessary for a quorum at the meeting for this purpose. A contract made in compliance with the foregoing provisions shall be voidable by the corporation complying with the said provision only in case it would be voidable if made with a stranger. A contract not otherwise void or voidable shall not be rendered void or voidable merely because not approved or ratified in accordance with the foregoing provisions.


     EIGHTH: 8.1 The number of directors of the Corporation (exclusive of directors that may be elected by the holders of any one or more series of the Preference Stock voting separately as a class or classes) that shall constitute the entire Board of Directors (the "Entire Board of Directors") shall be 17, unless otherwise determined from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors, except that if an Interested Person (as hereinafter defined) exists, such majority must include the affirmative vote of at least a majority of the Continuing Directors (as hereinafter defined).

     8.2 Except with respect to any directors elected by holders of any one or more series of Preference Stock voting separately as a class or classes, the Board of Directors shall be divided into three (3) classes in respect of term of office, designated Class I, Class II and Class III. Each class shall contain one-third (1/3) of the Entire Board of Directors, or such other number that will cause all three (3) classes to be as nearly equal in number as possible, with the terms of office of one class expiring each year. At the annual meeting of shareholders in 1985, directors of Class I shall be elected to serve until the annual meeting of shareholders to be held in 1986; the directors of Class II shall be elected to serve until the annual meeting of shareholders to be held in 1987; and the directors of Class III shall be elected to serve until the annual meeting of shareholders to be held in 1988; provided that in each case, directors shall continue to serve until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. At each subsequent annual meeting of shareholders, one (1) class of directors shall be elected to serve until the annual meeting of shareholders held three (3) years next following and until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     8.3 Except as otherwise required by law and subject to the terms of any one or more classes or series of outstanding capital stock of the Corporation, any director may be removed; provided, however, such removal must be for cause and must be approved by at least a majority vote of the Entire Board of Directors or by at least a majority of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, except that if an Interested Person exists, such removal must be approved (1) by at least a majority vote of the Entire Board of Directors, including a majority of the Continuing Directors, or (2) by at least 80% of the votes held by the holders of shares of the Corporation then entitled to be voted at an election for that director, including a majority of the votes held by holders of shares of the Corporation then entitled to vote at an election for that director that are not beneficially owned or controlled, directly or indirectly, by any Interested Person. For purposes of this paragraph, the Entire Board of Directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.
 However, nothing in the preceding sentence shall be construed as preventing a director who is the subject of removal determination (but who has not yet actually been removed in accordance with this Section 8.3) from voting on any other matters brought before the Board of Directors, including, without limitation, any removal determination with respect to any other director or directors.

     8.4 Except as otherwise provided by the terms of any one or more classes or series of outstanding capital stock of the Corporation, any vacancy occurring on the Board of Directors, including any vacancy created by reason of any increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining directors, whether or not such remaining directors constitute a quorum, except that if an Interested Person exists, such majority of the remaining directors must include a majority of the Continuing Directors. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

     NINTH: The Board of Directors is authorized to adopt, repeal, alter, amend or rescind the By-Laws of the Corporation by the affirmative vote of at least a majority of the Entire Board of Directors, except that if an Interested Person exists, such Board action must be taken by the affirmative vote of at least a majority of the Entire Board of Directors, including a majority of the Continuing Directors. The shareholders may adopt, repeal, alter, amend or rescind the By-Laws of the Corporation by the vote of at least 66-2/3% of the votes held by holders of shares of Voting Stock (as hereinafter defined) except that if an Interested Person exists, such shareholder action must be taken by the vote of at least 80% of the votes held by holders of shares of Voting Stock, including an Independent Majority of Shareholders (as hereinafter defined).


     TENTH:  10.1  For the purposes of these Articles Eighth through Twelfth:

       (1) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 of the General Rules and Regulations (the "General Rules") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on June 5, 1985, except that the words "within sixty days" in Rule 13d-3(d)(1)(i) shall be omitted.

      (2)  The term "Business Combination" shall mean:

         (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) (i) with an Interested Person, any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Person or any Person (as hereinafter defined) acting in concert with an Interested Person (including, without limitation, any Person, which after such merger or consolidation, would be an Affiliate or Associate of an Interested Person), in each case irrespective of which Person is the surviving entity in such merger or consolidation, or (ii) proposed, directly or indirectly, by or on behalf of an Interested Person;

         (b) any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part (as hereinafter defined) of the assets or business of the Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary) (i) to or with an Interested Person, or (ii) proposed, directly or indirectly, by or on behalf an Interested Person;

         (c) the purchase, exchange, lease or other acquisition, including, without limitation, a mortgage, pledge or other security device, by the Corporation or any Subsidiary (in a single transaction or a series of separate or related transactions) of all, substantially all or any Substantial Part of the assets or business of (i) an Interested Person, or (ii) any Person, if such purchase, exchange, lease or other acquisition is proposed, directly or indirectly, by or on behalf of an Interested Person;

         (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, by the Corporation or a Subsidiary to an Interested Person (except (i) as a result of a pro rata stock dividend or stock split, (ii) upon the exercise or conversion of warrants or other rights, including preemptive rights, or convertible securities acquired by an Interested Person prior to or simultaneously with becoming an Interested Person or (iii) upon conversion of publicly traded convertible securities of the Corporation) or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, issued by an Interested Person;

         (e) any plan or proposal for, or which has the effect of, the partial or complete liquidation, dissolution, spin off, split off or split up of the Corporation or any Subsidiary proposed, directly or indirectly, by or on behalf of an Interested Person;

         (f) any of the following which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock or capital stock of any Subsidiary thereof which is beneficially owned by an Interested
Person: any reclassification of securities (including, without limitation, any reverse stock split) of the Corporation, any issuance of any Voting Stock or other securities of the Corporation, any recapitalization of the Corporation or any merger, consolidation or other transaction (whether or not with or into or otherwise involving an Interested Person); and

         (g) any agreement, contract, understanding or other arrangement providing for any of the transactions described in this subsection (2) of
Section 10.1.

       (3) The term "Continuing Director" shall mean (i) a director serving continuously as a director of the Corporation from and including June 5, 1985; (ii) a person who was a member of the Board of Directors of the Corporation immediately prior to the time that any then existing Interested Person became an Interested Person, (iii) a person not affiliated with any Interested Person and designated (before or simultaneously with initially becoming a director) as a Continuing Director by at least a majority of the then Continuing Directors and (iv) a director deemed to be a Continuing Director in accordance with the last sentence of this subsection (3) of this
Section 10.1. All references to action by a specified percentage of the Continuing Directors shall mean a vote of such specified percentage of the total number of Continuing Directors of the Corporation at a meeting at which at least such specified percentage of the total number of Continuing Directors shall have been in attend- ance. Whenever a condition requires the act of a specified percentage of Continuing Directors, such condition shall not be capable of fulfillment unless there is at least one Continuing Director. If all of the capital stock of the Corporation is beneficially owned by one Person continuously for at least three consecutive years during which period at least three annual meetings of shareholders shall have taken place, at which meetings all of the Continuing Directors as defined in clauses (i)-(iii) above shall not have been reelected, all directors elected from and after such third consecutive year shall be deemed Continuing Directors.

       (4) The term "Independent Majority of Shareholders" shall mean the majority of the votes held by holders of shares of the outstanding Voting Stock that are not beneficially owned or controlled, directly or indirectly, by any Interested Person.

       (5) The term "Interested Person" shall mean (i) any Person, which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules promulgated by the Commission under the Exchange Act, as in effect on June 5, 1985) and any Person acting in concert therewith, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, (ii) any Affiliate or Associate of an Interested Person, including, without limitation, a Person acting in concert therewith, (iii) any Person that at any time within the two year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the votes held by the holders of shares of Voting Stock, or (iv) an assignee of, or successor to, any shares of Voting Stock which were at any time within the two-year period prior to the date in question beneficially owned by any Interested Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. For purposes of determining the percentage of votes held by a Person, any Voting Stock not outstanding which is subject to any option, warrant, convertible security, preemptive or other right held by such Person (whether or not such option, warrant, convertible security, preemptive or other right is currently exercisable) shall be deemed to be outstanding for the purpose of computing the percentage of votes held by such Person.

       Notwithstanding anything contained in the immediately preceding paragraph, the term "Interested Person" shall not include (A) a Subsidiary of the Corporation or (B) a Continuing Director who beneficially owned, on June 5, 1985, ten percent (10%) or more of the votes held by the holders of shares of Voting Stock and any Affiliate or Associate of one or more of such Continuing Directors. For purposes of Articles Eighth, Ninth and Twelfth only of these Articles of Association, the term "Interested Person" shall not include any Person which shall have deposited all of its Voting Stock in a voting trust (only and for so long as the voting trust shall be continuing and all of such Person's Voting Stock shall remain deposited in the Voting Trust) pursuant to an agreement with the Corporation providing the Corporation with the power to appoint a majority of the voting trustees of the voting trust who, in turn, shall have the power to vote all of the shares of Voting Stock in the voting trust, in their discretion, for the election of directors of the Corporation and the amendment of these Articles of Association and the By-Laws. The agreement by the Corporation with any Person described in the immediately preceding sentence to use its best efforts to elect one designee of such Person as a director and to cause the voting trustees appointed by the Corporation to vote for such designee shall not cause such Person to be deemed an Interested Person for purposes of Articles Eighth, Ninth and Twelfth of these Articles of Association.

       A Person who is an Interested Person as of (x) the time any definitive agreement, or amendment thereto, relating to a Business Combination is entered into, (y) the record date for the determination of shareholders entitled to notice of and to vote on a Business Combination, or (z) immediately prior to the consummation of a Business Combination shall be deemed an Interested Person for purposes of this definition.

       (6) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of securities, such partnership, syndicate, association or group will be deemed a "Person".

       (7) The term "Subsidiary" shall mean any corporation or other entity fifty percent (50%) or more of the equity of which is beneficially owned by the Corporation; provided, however, that for purposes of the definition of Interested Person set forth in subsection (5) of this Section 10.1 and the definition of Person set forth in subsection (6) of this Section 10.1, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

       (8) The term "Substantial Part", as used in reference to the assets or business of any Person, means assets or business having a value of more than ten percent (10%) of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

       (9) For the purposes of determining the number of "votes held by holders" of shares, including Voting Stock, of the Corporation, each share shall have the number of votes granted to it pursuant to Article Fifth of these Articles of Association.

       (10) The term "Voting Stock" shall mean stock or other securities of the Corporation entitled to vote generally in the election of directors.

     10.2 Subject to Section 10.3 of this Article Tenth, but notwithstanding any other provisions of these Articles of Association or the fact that no vote for such a transaction may be required by law or that approval by some lesser percentage of shareholders may be permitted by law, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless all of the following conditions are met:

       (1) After becoming an Interested Person and prior to the consummation of such Business Combination:

         (a) such Interested Person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Corporation or a Subsidiary (except upon exercise or conversion of warrants or other rights, including preemptive rights, or convertible securities acquired by an Interested Person prior to becoming an Interested Person or upon compliance with the provisions of this Article Tenth or as a result of a pro rata stock dividend or stock split);

         (b) such Interested Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or a Subsidiary, or have made any major changes in the Corporation's business or equity capital structure;

         (c) except as approved by a majority of the Continuing Directors, there shall have been (i) no reduction in the annual rate of dividends paid on Voting Stock (except as necessary to reflect a pro rata stock dividend or stock split) and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Voting Stock; and

         (d) such Interested Person shall have taken steps to insure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of shares of Voting Stock from time to time owned by shareholders who are not Interested Persons bears to all shares of Voting Stock outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors); and

       (2) The Business Combination shall have been approved by at least a majority of the Entire Board of Directors of the Corporation, including a majority of the Continuing Directors; and

       (3) A shareholder's meeting shall have been called for the purpose of approving the Business Combination and a proxy statement complying with the requirements of the Exchange Act, as amended, or any successor statute or rule, whether or not the Corporation is then subject to such requirements, shall be mailed to all shareholders of the Corporation not less than thirty
(30) days prior to the date of such meeting for the purpose of soliciting shareholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, (a) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (b) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Corporation (such investment banking firm to be engaged by a majority of the Continuing Directors solely on behalf of the remaining shareholders and paid a reasonable fee for their services, which fee shall not be contingent upon the consummation of the transaction); and

       (4) The Business Combination shall have been approved by at least 80% of the votes held by the holders of the outstanding Voting Stock, including an Independent Majority of Shareholders.

     10.3 The approval requirements of Section 10.2 shall not apply to any particular Business Combination, and such Business Combination shall require only such affirmative shareholder vote as is required by law, any other provision of the Articles of Association, the terms of any outstanding classes or series of capital stock of the Corporation or any agreement with any national securities exchange, if the Business Combination is approved by a majority of the Entire Board of Directors, including the affirmative vote of at least 66-2/3% of the Continuing Directors.

     10.4 The Board of Directors of the Corporation, when evaluating any offer of another Person (the "Offering Person") (i) to make a tender or exchange offer for any equity security of the Corporation or (ii) to effect any Business Combination (as defined in Section 10.1, except that for purposes of this Section 10.4 the term "Person" shall be substituted for the term "Interested Person"), shall, in connection with the exercise of the Board's judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

       (a) the relationships between the consideration offered by the Offering Person and (x) the market price of the Voting Stock over a period of years, (y) the current and future value of the Corporation as an independent entity and (z) political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects;

       (b) the interests of all of the Corporation's shareholders, including minority shareholders;

       (c) whether the proposed transaction might violate federal, state, local or foreign laws;

       (d) the competence, experience and integrity of the Offering Person and its management; and

       (e) the social, legal and economic effects upon employees, suppliers, customers, licensors, licensees and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

       In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

     10.5 As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

       (a)  The amount of Voting Stock beneficially owned  by any Person;

       (b)  Whether a Person is an Affiliate or Associate of  another;

       (c) Whether a Person has an agreement, arrangement or understanding with, or is acting in concert with, another;

       (d) Whether the assets subject to any Business Combination constitute a Substantial Part as hereinabove defined;

       (e) Whether a proposed transaction is proposed, directly or indirectly, by or on behalf of any Person;

       (f) Whether a proposed amendment of any Article of these Articles of Association would have the effect of modifying or permitting circumvention of the provisions of Article Eighth through Twelfth of these Articles of Association; and

       (g) Such other matters with respect to which a determination is required under Articles Eighth through Twelfth of these Articles of Association.

       Any such determination shall be conclusive and binding for all purposes of Articles Eighth through Twelfth of these Articles of Association.

     10.6 The affirmative votes required by this Article Tenth is in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, the Articles of Association, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of capital stock or any agreement between the Corporation and any national securities exchange.

     10.7 Nothing contained in this Article Tenth shall be construed to relieve any Interested Person from any fiduciary or other obligation imposed by law.


     ELEVENTH: 11.1 Action shall be taken by the shareholders only by unanimous written consent or at annual or special meetings of shareholders of the Corporation except that, if and with the percentage of the outstanding Preference Stock or any series thereof (the "Required Percentage") set forth in the resolution or resolutions adopted by the Board of Directors with respect to the Preference Stock, action may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken, shall be signed by the holders of the Required Percentage of the outstanding Preference Stock or any series thereof entitled to vote thereon.

     11.2 Any new business proposed by any shareholder to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the
 Secretary of the Corporation at least 60 days before the date of the annual meeting, and all business so stated, proposed and filed shall, if appropriate under applicable law, be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Corporation at least 60 days before the meeting, such proposal shall, if appropriate under applicable law, be held over for action at an adjourned, special or annual meeting of shareholders taking place 30 days or more thereafter. These provisions shall not prevent the consideration and approval or disapproval at the annual meetings of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. The business to be taken up at a special meeting of shareholders shall be confined to that set forth in the notice of special meeting.


     TWELFTH: 12.1 Any amendment, change or repeal of Articles Eighth and Articles Tenth through Twelfth (an "Amendment") or any other amendment of these Articles of Association which would have the effect of modifying or permitting circumvention of the provisions of Article Eighth and Articles Tenth through Twelfth (an "Other Amendment") shall require approval by the affirmative votes of at least:

       (1) a majority of the Entire Board of Directors, which shall include, if an Interested Person exists for purposes of this Article Twelfth, a majority of the Continuing Directors; and

       (2) a majority of the votes held by the holders of Voting Stock except that if an Interested Person exists for purposes of this Article Twelfth, the affirmative votes of at least 80% of the votes held by the holders of shares of Voting Stock including an Independent Majority of Shareholders, shall be required; provided, however, that if 66-2/3% of the Continuing Directors shall approve such Amendment or Other Amendment, then notwithstanding the existence of an Interested Person for purposes of this Article Twelfth, such Amendment or Other Amendment shall require only such affirmative vote as is required by law, by any other provision of these Articles of Association, by the terms of any outstanding classes or series of capital stock of the Corporation or by any agreement with any national securities exchange to effect a Business Combination, but in no event by less than a majority of the votes held by the holders of Voting Stock.

     12.2 Any amendment, change or repeal of Article Ninth of these Articles of Association or any amendment of these Articles of Association which would have the effect of modifying or permitting circumvention of the provisions of Article Ninth shall require approval by the affirmative votes of at least:

       (1) a majority of the Entire Board of Directors, which shall include, if an Interested Person exists for purposes of this Article Twelfth, a majority of the Continuing Directors; and

       (2) 66-2/3% of the votes held by holders of Voting Stock, except that if an Interested Person exists, by the affirmative votes of at least 80% of the votes held by the holders of shares of Voting Stock, including an Independent Majority of Shareholders.


     THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's duty as a director, except for liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the liability imposed pursuant to the provisions of Section 7-1.1-43 of the Rhode Island Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Section 7-1.1-37 of the Rhode Island Business Corporation Act). If the Rhode Island Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation or its shareholders shall be eliminated or limited to the fullest extent permitted by the Rhode Island Business Corporation Act, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     FOURTEENTH: The restated articles of incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original articles of incorporation and all amendments thereto.

Dated: July   , 1993          HASBRO, INC.



                                    /s/ Alan G. Hassenfeld

                                           Its President


                                   /s/ Donald M. Robbins

                                            Its Secretary



STATE OF RHODE ISLAND )
                      :Sc.
COUNTY OF PROVIDENCE  )

     At Pawtucket in said county on this 14th day of July, 1993, personally appeared before me Alan G. Hassenfeld, who, being by me first duly sworn, declared that he is the President of Hasbro, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.



                                        /s/ Marie D. Pamental
                                     ---------------------------
                                          Notary Public
                                     My Commission Expires 2/5/95


[NOTARIAL SEAL]



                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 HASBRO, INC.



     I, Andred Totolo, Acting Deputy Secretary of State hereby certify that duplicate originals of Restated Articles of Incorporation of Hasbro, Inc., duly signed and certified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the restated Articles of Incorporation.



                              Witness my hand and the seal of
                              State of Rhode Island this 14th day
                              of July 1993.


                                  /s/ Andred Totolo
                              ----------------------------------
                              Acting Deputy Secretary of State